UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 2, 2008

CLYVIA INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50930	98-0415276
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1480 Gulf Road, #204
Point Roberts, WA		98281
(Address of principal executive		(Zip Code)
offices)

Registrant's telephone number, including area code (360) 306-0230

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 3 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On October 2, 2008, Clyvia Inc. (the “Company”) completed a private placement offering to BTec Holding AG (“BTec”) of 8,000,000 shares of the Company’s common stock at a price of EUR 0.08125 per share or EUR 650,000 in the aggregate. The private placement was completed pursuant to the provisions of Regulation S promulgated under the Securities Act of 1933. BTec represented that it is not a US person as defined in Regulation S and that it was not acquiring the shares for the account or benefit of a US person. The Company did not make an offering to any person in the United States.

In addition to the shares of the Company acquired in the above private placement, BTec owns a 40% interest in Inventa Holding GmbH (“Inventa”), the Company’s majority shareholder, with the power to direct the voting of an aggregate of 52% of Inventa’s shareholder voting power. BTec also has agreements to acquire an additional 23% interest in Inventa from Inventa’s other shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLYVIA INC.
Date: October 7, 2008
	By:	/s/ John Boschert

JOHN BOSCHERT
Chief Executive Officer, Chief Financial Officer,
President, Secretary and Treasurer